SEVERANCE AGREEMENT AND MUTUAL RELEASE

      This Severance Agreement and Mutual Release ("Agreement") is made by and between IQ Biometrix, Inc., a Delaware corporation, (the "Company") and Greg Micek ("Executive") (the Company and Executive are collectively referred to as the "Parties") effective as of September 30, 2003 ("Effective Date").

      WHEREAS, Executive was employed by Company pursuant to the terms of that certain employment agreement entered into by and between the Company and Executive (the "Employment Agreement");

      WHEREAS, Executive was granted an option (the "Option") to purchase 600,000 shares of the Company's Common Stock pursuant to the Company's Stock Option Plan (the "Plan");

         NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

      1. Resignation.

            (a) Executive Positions. Executive voluntarily resigns from his positions of Secretary of Company, effective as of the Effective Date of this Agreement (the "Resignation Date") and the Company accepts such resignation. (All parties acknowledge that this Agreement has no effect on Executive's rights and obligations as a Director of Company.) In connection with the termination of Executive's employment on the Resignation Date, the Parties acknowledge and agree that the Employment Agreement shall automatically terminate on such date; provided, however, that any sections regarding confidentiality, non-solicitation), return of property, and injunctive relief and enforcement of the Employment Agreement shall survive the termination of the Employment Agreement.

            (b) Waivers. Executive hereby waives any and all right to compensation and/or severance payments or benefits pursuant to the Employment Agreement and the Company hereby waives any right to notice of such resignation. The Parties further waive their respective rights to receive a "Notice of Termination" as required by the Employment Agreement.

      2. Consideration.

            (a) Release. In exchange for the receipt of the consideration described below, Executive shall release all claims arising from his employment or any other relationship with the Company as of the Effective Date, as set forth in Section 6 below.

            (b) Payment. The parties acknowledge that Executive is owed an aggregate $223,964.29 (the "Balance Due") comprised of (i) $115,646.62 in unpaid salary ; (ii) $54,024.43 in unpaid expenses; and (iii) $54,293.24 in principle and interest pursuant to a promissory note ($50,000.00 in principal and $4,293.24 in accrued interest). Company shall deliver $100,000.00 of the Balance Due in cash to Executive according to the following payment schedule:
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      i.    $25,000.00 on or before October 7, 2003 (acknowledged as received);

      ii.   $25,000.00 on or before October 24, 2003;

      iii.  $25,000.00 on or before November 28, 2003;

      iv.   $25,000.00 on or before December 19, 2003.

The cash shall be applied first to satisfy unreimbursed expenses, with the balance applied to the repayment of the note.

            (c) Acknowledgment of Warrant. The Company further acknowledges the existence of a warrant (the "Warrant") accruing at the rate of 5,000 shares per month at an exercise price of $0.01 per share during the period in which the promissory note remains outstanding. Conditioned upon the receipt by Executive of the payments described in Section 2(b) above, the parties agree that the number of shares accrued pursuant to the Warrant is currently, and shall be capped at, 70,000 shares (the "Warrant Shares"), which Executive shall exercise concurrently with the execution of this Agreement as further described in
Section 2(d) below. The exercise price for the Warrant Shares of $700.00 shall be deducted from the balance due Executive prior to calculating the number of shares due Executive upon the conversion described in Section 2(d) hereof.

            (d) Conversion. The remaining portion of the Balance Due after the payments to Executive contemplated in Section 2(b) above and the deduction of the exercise price of the Warrant Shares described in Section 2(d) above, totaling $123,264.29, shall be converted into fully paid and nonassessable restricted shares of the Common Stock of IQ Biometrix, Inc. as follows: 189,637 shares (the "Shares") at $0.65 per share valued at $123,264.05.

            (e) Company shall deliver one or more certificates representing the Shares and the Warrant Shares to Executive within 30 days of the execution of this Agreement.

      3. Benefits. Executive acknowledges and agrees that his participation in all benefits and incidents of employment shall cease on the Resignation Date and further acknowledges and agrees that he will cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Resignation Date.

      4. Payment of Salary, Expenses, Options.

            (a) Subject to Company's performance under Section 2 hereof, Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive.

            (b) The parties agree that as of the Resignation Date, 325,000 shares of the Option have vested, and, pursuant to the terms of the Option Agreement, no further shares of the Option shall vest. In the event that Company elects to register the shares uynderlying the options of the other executives of the Company, Company shall register the vested shares underlying the Option in such registration process.

      5. Release of Claims and Indemnity. Executive agrees that upon receipt of all of the consideration described in Section 2 hereof, such consideration shall represent settlement in full of all outstanding obligations owed to Executive by the Company and its officers, managers, supervisors, agents and employees. Upon the receipt of all of such consideration, Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the "Releasees"), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement.

The Company hereby fully and forever releases Executive from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that it may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement. Furthermore, Company agrees to indemnify Executive for against any and all loss, damage, claim, liability or expense resulting directly or indirectly from any act, or acts, omission or omissions of Executive or Company whether known or unkown, assuming such indemnification would otherwise be permissible pursuant to the terms of the Company's charter documents and applicable law.

If Company fails to timely perform under Section 2 hereof, Executive shall apply all payments received to the Employment Agreement and this Severance Agreement and Mutual Release is of no further effect

Such claims released by Executive and Company include without limitation:

            (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

            (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

            (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

            (e) any and all claims for violation of the federal, or any state, constitution;

any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; andany and all claims for attorneys' fees and costsExecutive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

      6. Civil Code Section 1542. Executive represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code 1542, below, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

            Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any statute or common law principles of similar effect.

      7. Confidentiality. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company. Executive agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Severance Information"). Executive agrees to take every reasonable precaution to prevent disclosure of any Severance Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Severance Information. Executive agrees to take every precaution to disclose Severance Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Severance Information.

      8. No Cooperation. Executive agrees he will not act in any manner that might damage the business of the Company. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

      9. Non-Disparagement. Executive agrees to refrain from any defamation, libel or slander of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns. Executive agrees that he shall direct all inquiries by potential future employers to the Company's Chief Executive Officer. Upon inquiry, and only to the extent said inquiry is directed to the Company's Chief Executive Officer, the Company shall only provide information concerning the position held by Executive and his dates of employment.

      10. Non-Solicitation. Until the date two (2) years after the Resignation Date, Executive agrees and acknowledges that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause an employee to leave his or her employment either for Executive or for any other entity or person.

      11. Return of Property. Executive shall return all the Company property and confidential and proprietary information in his possession to the Company on the Resignation Date.Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement, other than Company agrees to pay up to $1,000 for attorneys fees for Executive to negotiate and review this Agreement.

      12. Authority. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

      13. No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      15. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company including, but not limited to, the Promissory Note.

      16. No Oral Modification. This Agreement may only be amended in writing signed by Executive and the chief executive officer of the Company.

      17. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

      18. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Executive has signed the Agreement (the "Effective Date"), unless revoked by Executive within seven
(7) days after the date the Agreement was signed by Executive.

      19. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                        IQ BIOMETRIX, INC.
                                        a Delaware corporation


Dated:  October ____, 2003              By
                                           -------------------------------------
                                           William Scigliano
                                           Chief Executive Officer


                                        Greg Micek
                                        an individual


Dated:  October ___, 2003
                                        ----------------------------------------
                                        Greg Micek